Exhibit 99.1
News Release

For more information contact:

Media Relations: Britt Zarling Corporate Communications Fiserv, Inc. 414-526-3107 britt.zarling@fiserv.com	Investor Relations: Julie Chariell Investor Relations Fiserv, Inc. 212-515-0278 julie.chariell@fiserv.com

For Immediate Release

Fiserv Reports Second Quarter 2023 Results
GAAP revenue growth of 7% in the quarter and 8% year to date;
GAAP EPS increased 20% in the quarter and 3% year to date;
Organic revenue growth of 10% in the quarter and 11% year to date;
Adjusted EPS increased 16% in the quarter and 14% year to date;
Company raises 2023 organic revenue growth outlook to 9% to 11%
and adjusted EPS outlook to $7.40 to $7.50

BROOKFIELD, Wis., July 26, 2023 – Fiserv, Inc. (NYSE: FI), a leading global provider of payments and financial services technology solutions, today reported financial results for the second quarter of 2023.
Second Quarter 2023 GAAP Results
GAAP revenue for the company increased 7% to $4.76 billion in the second quarter of 2023 compared to the prior year period, with 9% growth in the Acceptance segment, 8% growth in the Payments segment and 2% decline in the Fintech segment. GAAP revenue for the company increased 8% to $9.30 billion in the first six months of 2023 compared to the prior year period, with 10% growth in both the Acceptance and Payments segments, while revenue was flat in the Fintech segment.
GAAP earnings per share was $1.10 in the second quarter and $1.99 in the first six months of 2023, an increase of 20% and 3%, respectively, compared to the prior year periods. The first six months of 2022 included a $201 million pre-tax gain related to certain equity investment transactions. GAAP operating margin was 23.8% and 22.2% in the second quarter and first six months of 2023, respectively, compared to 19.3% and 19.9% in the second quarter and first six months of 2022, respectively. Net cash provided by operating activities was $2.01 billion in the first six months of 2023 compared to $1.81 billion in the prior year period.

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“We delivered our ninth consecutive quarter of double-digit organic revenue growth, as we sustained our momentum in merchant acceptance and expanded our digital payments proposition for financial institutions,” said Frank Bisignano, Chairman, President and Chief Executive Officer of Fiserv. “The strength and breadth of our products, clients, distribution and geographies continue to drive this standout performance.”
Second Quarter 2023 Non-GAAP Results and Additional Information
•Adjusted revenue increased 6% to $4.51 billion in the second quarter and 8% to $8.79 billion in the first six months of 2023 compared to the prior year periods.
•Organic revenue growth was 10% in the second quarter of 2023, led by 14% growth in the Acceptance segment and 9% growth in the Payments segment, partially offset by 1% decline in the Fintech segment.
•Organic revenue growth was 11% in the first six months of 2023, led by 16% growth in the Acceptance segment, 11% growth in the Payments segment and 1% growth in the Fintech segment.
•Adjusted earnings per share increased 16% to $1.81 in the second quarter and 14% to $3.38 in the first six months of 2023 compared to the prior year periods.
•Adjusted operating margin increased 300 basis points to 36.5% in the second quarter and 240 basis points to 35.1% in the first six months of 2023 compared to the prior year periods.
•Free cash flow was $1.47 billion in the first six months of 2023 compared to $1.26 billion in the prior year period.
•The company repurchased 8.6 million shares of common stock for $1.0 billion in the second quarter and 21.8 million shares of common stock for $2.5 billion in the first six months of 2023.
•The company completed a public offering of 800 million Euros of 8-year senior notes with a coupon rate of 4.5%.
•In July, the company completed the sale of its financial reconciliation business for cash proceeds of approximately $230 million, subject to customary adjustments.
Outlook for 2023
Fiserv raises full year 2023 outlook and now expects organic revenue growth of 9% to 11% and adjusted earnings per share of $7.40 to $7.50, representing growth of 14% to 16%.
“We are, once again, raising our 2023 organic revenue and adjusted EPS guidance based on strong second-quarter results, along with the economy’s improved second-half outlook and our own business confidence,” said Bisignano. “Our actions to invest, integrate and innovate have resulted in strong demand for our products, and greater productivity for our associates.”
Earnings Conference Call
The company will discuss its second quarter 2023 results in a live webcast at 7 a.m. CT on Wednesday, July 26, 2023. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.

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About Fiserv
Fiserv, Inc. (NYSE: FI), a Fortune 500™ company, aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform. Fiserv is a member of the S&P 500® Index and one of Fortune® World’s Most Admired Companies™. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share growth,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 15 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance costs; net charges associated with debt financing activities; merger and integration costs; gains or losses from the sale of businesses, certain assets or investments; certain discrete tax benefits and expenses; and non-cash deferred revenue adjustments relating to the 2019 acquisition of First Data Corporation. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses,

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management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents adjusted revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company’s Output Solutions postage reimbursements and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits

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associated with the same; the impact of the company’s strategic initiatives; the company’s ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company’s ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Processing and services	$3,924	$3,696	$7,597	$7,060
Product	832	754	1,706	1,528
Total revenue	4,756	4,450	9,303	8,588

Expenses
Cost of processing and services	1,351	1,502	2,756	2,938
Cost of product	578	542	1,178	1,078
Selling, general and administrative	1,696	1,546	3,300	3,013
Net loss (gain) on sale of businesses and other assets	—	—	4	(147)
Total expenses	3,625	3,590	7,238	6,882

Operating income	1,131	860	2,065	1,706
Interest expense, net	(232)	(176)	(434)	(344)
Other expense, net	(26)	(66)	(46)	(70)

Income before income taxes and (loss) income from investments in unconsolidated affiliates	873	618	1,585	1,292
Income tax provision	(181)	(137)	(305)	(235)
(Loss) income from investments in unconsolidated affiliates	3	128	(9)	234

Net income	695	609	1,271	1,291
Less: net income attributable to noncontrolling interests	12	11	25	24

Net income attributable to Fiserv	$683	$598	$1,246	$1,267

GAAP earnings per share attributable to Fiserv — diluted	$1.10	$0.92	$1.99	$1.94

Diluted shares used in computing earnings per share attributable to Fiserv	619.2	650.8	625.3	654.0

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

GAAP net income attributable to Fiserv	$683	$598	$1,246	$1,267
Adjustments:
Merger and integration costs [1]	42	39	90	61
Severance costs	13	47	37	99
Amortization of acquisition-related intangible assets [2]	430	471	857	946
Non wholly-owned entity activities [3]	33	(14)	71	(70)
Net loss (gain) on sale of businesses and other assets [4]	—	—	4	(147)
Canadian tax law change [5]	27	—	27	—
Tax impact of adjustments [6]	(109)	(128)	(217)	(222)
Adjusted net income	$1,119	$1,013	$2,115	$1,934

GAAP earnings per share attributable to Fiserv - diluted	$1.10	$0.92	$1.99	$1.94
Adjustments - net of income taxes:
Merger and integration costs [1]	0.05	0.05	0.12	0.07
Severance costs	0.02	0.06	0.05	0.12
Amortization of acquisition-related intangible assets [2]	0.55	0.57	1.10	1.14
Non wholly-owned entity activities [3]	0.04	(0.04)	0.09	(0.11)
Net loss (gain) on sale of businesses and other assets [4]	—	—	0.01	(0.21)
Canadian tax law change [5]	0.04	—	0.03	—
Adjusted earnings per share	$1.81	$1.56	$3.38	$2.96

GAAP earnings per share attributable to Fiserv growth	20%		3%
Adjusted earnings per share growth	16%		14%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

1Represents acquisition and related integration costs incurred in connection with various acquisitions. Merger and integration costs in the second quarter and first six months of 2023 include $19 million and $39 million, respectively, of share-based compensation and $19 million and $33 million, respectively, of third-party professional service fees associated with integration activities. Merger and integration costs in the second quarter and first six months of 2022 primarily include share-based compensation attributable to various acquisitions.
2Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 14 for an analysis of the company's amortization expense.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment during the second quarter and first six months of 2022 also includes pre-tax gains totaling $110 million and $201 million, respectively, related to certain equity investment transactions. In addition, the second quarter and first six months of 2022 includes other expense of $59 million associated with joint venture debt guarantees.
4Represents a net loss in the first six months of 2023 primarily associated with final working capital adjustments related to the sale of Fiserv Costa Rica, S.A. during the fourth quarter of 2022 and a gain on the sale of certain merchant contracts during

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the first six months of 2022 in conjunction with the mutual termination of one of the company's merchant alliance joint ventures.
5Represents the impact of a multi-year retroactive Canadian tax law change, enacted in June 2023, related to the Goods and Services Tax / Harmonized Sales Tax (GST/HST) treatment of payment card services.
6The tax impact of adjustments is calculated using a tax rate of 20% and 21% in the first six months of 2023 and 2022, respectively, which approximates the company's anticipated annual effective tax rates, exclusive of the $16 million actual tax impacts associated with the gain on sale of assets and certain equity investment transactions in the first six months of 2022.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total Company
Revenue	$4,756	$4,450	$9,303	$8,588
Adjustments:
Output Solutions postage reimbursements	(255)	(222)	(528)	(461)
Deferred revenue purchase accounting adjustments	5	6	11	13
Adjusted revenue	$4,506	$4,234	$8,786	$8,140

Operating income	$1,131	$860	$2,065	$1,706
Adjustments:
Merger and integration costs [1]	42	39	90	61
Severance costs	13	47	37	99
Amortization of acquisition-related intangible assets	430	471	857	946
Net loss (gain) on sale of businesses and other assets	—	—	4	(147)
Canadian tax law change	27	—	27	—
Adjusted operating income	$1,643	$1,417	$3,080	$2,665

Operating margin	23.8%	19.3%	22.2%	19.9%
Adjusted operating margin	36.5%	33.5%	35.1%	32.7%

Merchant Acceptance (“Acceptance”) [2]
Revenue	$2,065	$1,901	$3,912	$3,554

Operating income	$718	$593	$1,280	$1,063

Operating margin	34.7%	31.2%	32.7%	29.9%

Financial Technology (“Fintech”) [2]
Revenue	$784	$803	$1,576	$1,581

Operating income	$285	$281	$565	$556

Operating margin	36.3%	35.0%	35.8%	35.2%

Payments and Network (“Payments”)
Revenue	$1,645	$1,518	$3,274	$2,980
Adjustments:
Deferred revenue purchase accounting adjustments	5	6	11	13
Adjusted revenue	$1,650	$1,524	$3,285	$2,993

Operating income	$777	$662	$1,488	$1,280
Adjustments:
Deferred revenue purchase accounting adjustments	5	6	11	13
Adjusted operating income	$782	$668	$1,499	$1,293

Operating margin	47.3%	43.6%	45.5%	42.9%
Adjusted operating margin	47.4%	43.8%	45.6%	43.2%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Corporate and Other
Revenue	$262	$228	$541	$473
Adjustments:
Output Solutions postage reimbursements	(255)	(222)	(528)	(461)
Adjusted revenue	$7	$6	$13	$12

Operating loss	$(649)	$(676)	$(1,268)	$(1,193)
Adjustments:
Merger and integration costs	37	33	79	48
Severance costs	13	47	37	99
Amortization of acquisition-related intangible assets	430	471	857	946
Net loss (gain) on sale of businesses and other assets	—	—	4	(147)
Canadian tax law change	27	—	27	—
Adjusted operating loss	$(142)	$(125)	$(264)	$(247)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.
1Includes the deferred revenue purchase accounting adjustments in the Payments segment related to the 2019 acquisition of First Data Corporation. Adjustments for this residual activity will conclude by December 31, 2023.
2For all periods presented in the Acceptance and Fintech segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$1,271	$1,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	717	642
Amortization of acquisition-related intangible assets	868	966
Amortization of financing costs and debt discounts	20	22
Share-based compensation	199	155
Deferred income taxes	(186)	(317)
Net loss (gain) on sale of businesses and other assets	4	(147)
Loss (income) from investments in unconsolidated affiliates	9	(234)
Distributions from unconsolidated affiliates	30	41
Other operating activities	(1)	3
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	131	(363)
Prepaid expenses and other assets	(430)	(224)
Contract costs	(116)	(154)
Accounts payable and other liabilities	(573)	111
Contract liabilities	65	13
Net cash provided by operating activities	2,008	1,805

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(679)	(718)
Net proceeds from sale of businesses and other assets	—	175
Payments for acquisition of businesses, net of cash acquired	—	(668)
Distributions from unconsolidated affiliates	79	78
Purchases of investments	(11)	(30)
Proceeds from sale of investments	—	3
Other investing activities	(2)	—
Net cash used in investing activities	(613)	(1,160)

Cash flows from financing activities
Debt proceeds	3,160	1,191
Debt repayments	(978)	(1,610)
Net (repayments of) proceeds from commercial paper and short-term borrowings	(767)	869
Payments of debt financing costs	(21)	—
Proceeds from issuance of treasury stock	53	72
Purchases of treasury stock, including employee shares withheld for tax obligations	(2,603)	(1,078)
Settlement activity, net	(515)	(189)
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(14)	(22)
Payments of acquisition-related contingent consideration	(30)	—
Other financing activities	(35)	13
Net cash used in financing activities	(1,750)	(754)
Effect of exchange rate changes on cash and cash equivalents	19	(33)
Net change in cash and cash equivalents	(336)	(142)
Cash and cash equivalents, beginning balance	3,192	3,205
Cash and cash equivalents, ending balance	$2,856	$3,063

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	June 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$1,082	$902
Trade accounts receivable – net	3,465	3,585
Prepaid expenses and other current assets	2,076	1,575
Settlement assets	14,821	21,482
Total current assets	21,444	27,544

Property and equipment – net	2,023	1,958
Customer relationships – net	7,668	8,424
Other intangible assets – net	4,111	3,991
Goodwill	37,109	36,811
Contract costs – net	920	905
Investments in unconsolidated affiliates	2,316	2,403
Other long-term assets	2,008	1,833
Total assets	$77,599	$83,869

Liabilities and Equity
Accounts payable and accrued expenses	$3,359	$3,883
Short-term and current maturities of long-term debt	608	468
Contract liabilities	674	625
Settlement obligations	14,821	21,482
Total current liabilities	19,462	26,458

Long-term debt	22,595	20,950
Deferred income taxes	3,400	3,602
Long-term contract liabilities	244	235
Other long-term liabilities	1,021	936
Total liabilities	46,722	52,181

Redeemable noncontrolling interests	161	161

Fiserv shareholders' equity	29,991	30,828
Noncontrolling interests	725	699
Total equity	30,716	31,527
Total liabilities and equity	$77,599	$83,869

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Growth	2023	2022	Growth

Total Company
Adjusted revenue	$4,506	$4,234		$8,786	$8,140
Currency impact [2]	124	—		233	—
Acquisition adjustments	(15)	—		(32)	—
Divestiture adjustments	(7)	(28)		(13)	(67)
Organic revenue	$4,608	$4,206	10%	$8,974	$8,073	11%

Acceptance
Adjusted revenue	$2,065	$1,901		$3,912	$3,554
Currency impact [2]	109	—		195	—
Acquisition adjustments	(15)	—		(29)	—
Divestiture adjustments	—	(12)		—	(35)
Organic revenue	$2,159	$1,889	14%	$4,078	$3,519	16%

Fintech
Adjusted revenue	$784	$803		$1,576	$1,581
Currency impact [2]	1	—		4	—
Acquisition adjustments	—	—		(3)	—
Divestiture adjustments	—	(10)		—	(20)
Organic revenue	$785	$793	(1)%	$1,577	$1,561	1%

Payments
Adjusted revenue	$1,650	$1,524		$3,285	$2,993
Currency impact [2]	14	—		34	—
Organic revenue	$1,664	$1,524	9%	$3,319	$2,993	11%

Corporate and Other
Adjusted revenue	$7	$6		$13	$12
Divestiture adjustments	(7)	(6)		(13)	(12)
Organic revenue	$—	$—		$—	$—

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see pages 9-10) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Six Months Ended June 30,
	2023	2022

Net cash provided by operating activities	$2,008	$1,805
Capital expenditures	(679)	(718)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(14)	(22)
Distributions from unconsolidated affiliates included in cash flows from investing activities	79	78
Severance, merger and integration payments	85	129
Tax payments on adjustments	(17)	(27)
Tax payments on gain on sale of assets and investments in unconsolidated affiliates	—	26
Other	7	(10)
Free cash flow	$1,469	$1,261

Total Amortization [1]	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Acquisition-related intangible assets	$435	$480	$868	$966
Capitalized software and other intangibles	119	87	227	167
Purchased software	60	55	114	113
Financing costs and debt discounts	10	11	20	22
Sales commissions	27	27	55	52
Deferred conversion costs	20	17	40	33
Total amortization	$671	$677	$1,324	$1,353

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2023, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company's organic revenue growth outlook for 2023 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company's Output Solutions postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth

2023 Revenue	7% - 9%
Output Solutions postage reimbursements	(1.0)%
2023 Adjusted revenue	6% - 8%

Currency impact	3.0%
Acquisition adjustments	(0.5)%
Divestiture adjustments	0.5%
2023 Organic revenue	9% - 11%

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2023 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses. The company estimates that amortization expense in 2023 with respect to acquired intangible assets will decrease approximately 10% compared to the amount incurred in 2022.
Other adjustments to the company’s financial measures that were incurred in 2022 and for the three and six months ended June 30, 2023 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred in the remainder of 2023 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
The company's adjusted earnings per share growth outlook for 2023 is based on 2022 adjusted earnings per share performance.

2022 GAAP net income attributable to Fiserv	$2,530
Adjustments:
Merger and integration costs [1]	173
Severance costs	209
Amortization of acquisition-related intangible assets [2]	1,814
Non wholly-owned entity activities [3]	9
Net gain on sale of businesses and other assets [4]	(54)
Tax impact of adjustments [5]	(476)
2022 adjusted net income	$4,205

Weighted average common shares outstanding - diluted	647.9

2022 GAAP earnings per share attributable to Fiserv - diluted	$3.91
Adjustments - net of income taxes:
Merger and integration costs [1]	0.21
Severance costs	0.25
Amortization of acquisition-related intangible assets [2]	2.21
Non wholly-owned entity activities [3]	(0.02)
Net gain on sale of businesses and other assets [4]	(0.06)
2022 adjusted earnings per share	$6.49

2023 adjusted earnings per share outlook	$7.40 - $7.50
2023 adjusted earnings per share growth outlook	14% - 16%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
1Represents acquisition and related integration costs incurred in connection with various acquisitions. Merger and integration costs primarily includes share-based compensation and third-party professional service fees attributable to various acquisitions.
2Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts.
3Represents the company’s share of amortization of acquisition-related intangible assets and expenses associated with debt refinancing activities at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment also includes gains totaling $201 million related to certain equity investment transactions and other net expense of $43 million associated with joint venture debt guarantees.
4Represents an aggregate net gain on the sale of Fiserv Costa Rica, S.A., the company’s Systems Integration Services operations, the company’s Korea operations and certain merchant contracts in conjunction with the mutual termination of one of the company’s merchant alliance joint ventures.
5The tax impact of adjustments is calculated using a tax rate of 21%, which approximates the company's annual effective tax rate, exclusive of the $16 million actual tax impacts associated with the net gain on sale of businesses, other assets and certain equity investment transactions.
FISV-E
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